EXHIBIT 21.1

AMERICAN REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of American Realty Investors, Inc. and the state or other jurisdiction of organization or incorporation (indention indicates immediate parent entity; unless otherwise indicated each entity is 100% owned by its parent):

Name of Entity	Jurisdiction of Organization or Incorporation
Subsidiaries
ARI Enterprise, Inc.	Nevada
American Realty Trust, Inc.	Nevada
American Mart Hotel Corporation	Nevada
ART Blessin, Inc.	Nevada
ART Capstone Corporation	Nevada
ART Chateau Corporation	Nevada
ART Collection, Inc.	Nevada
ART Edina, Inc.	Nevada
ART Elm Fork Ranch, Inc.	Nevada
ART Encino, Inc.	Nevada
ART Florentina, Inc.	Nevada
ART Florida Partners, Inc. (Its Subsidiaries)	Nevada
ART Florida Partners I, Inc.	Nevada
ART Florida Partners II, Inc.	Nevada
ART Four Hickory Corporation	Nevada
ART Grapevine, Inc.	Nevada
ART Hawthorne, Inc.	Nevada
ART Holdings, Inc.	Nevada
ART Hotel Equities, Inc.	Nevada
ART Keller Property Corporation SOLD 1/2005	Nevada
ART Lake Chateau, Inc.	Nevada
ART Mason Park, Inc.	Nevada
ART Mediterranean Corporation	Nevada
ART Morgan, Inc.	Nevada
ART Oceanview Corporation	Nevada
ART Palm, Inc .	Nevada
ART Piccadilly Airport Beverage, Inc.	Nevada
ART Piccadilly Shaw Beverage, Inc.	Nevada
ART Piccadilly University Beverage, Inc.	Nevada
ART Pioneer, Inc.	Nevada
ART Pioneer Nineteen, Inc.	Nevada
ART Pioneer Thirty-Three, Inc.	Nevada
ART Sunset Corporation	Nevada
ART Valley Corporation	Nevada
ART Walker Cummings, Inc.	Delaware
A Williamsburg, Inc .	Nevada
Denver Mart, Inc.	Delaware
Denver Merchandise Mart, Inc.	Colorado
Valley Corporation	Colorado
Downtown Development, Inc.	Nevada
EQK Holdings, Inc.*	Nevada
Garden Capital Merchandise Mart, Inc.	Nevada

Name of Entity	Jurisdiction of Organization or Incorporation
Garden National Realty, Inc.	Nevada
Garden National Management Incorporated	Nevada
Income Opportunity Acquisition Corporation	Nevada
Kansas City Hotel Association Beverage Company, Inc.	Missouri
Palmer Lane Golf, Inc.	Texas
Transcontinental Realty Acquisition Corporation*	Nevada
TPM Financial Investors, Inc.	Nevada
Water’s Edge III Corporation	Mississippi
Water’s Edge IV Corporation	Mississippi
Davister Tiberon Corporation	Nevada
Grapevine Land Development	Nevada
Midland Odessa Properties, Inc.**	California
Partnerships
American Realty Trust, Inc.	Nevada
ART Oak Hill Associates, Ltd.	Texas
ART Palm Limited Partnership Class B	Texas
ART PDJ, Ltd. (d/b/a TX: ART 57 Properties, Inc.)	Texas
ART Westside Associates, L.P.	Texas
ART White Pines Associates, Ltd.	Texas
Campbell Center Associates, Ltd.	Texas
Conradi House Associates, Ltd.	Texas
Edina Park Plaza Associates Limited Partnership	Texas
Elm Fork Ranch Partners, Ltd.	Texas
Encino Executive Plaza, Ltd.	California
Falcon House Associates, Ltd.	Florida
Grapevine American, Ltd.	Texas
Hawthorne Lakes Associates, Ltd.	Texas
Hickory Centre IV, L.P.	Texas
IG Capital Partners, Ltd.	Nevada
IGCH Village Associates, Ltd.	Florida
Ocean Beach Partners, L.P.	Delaware
Somerset Point Limited Partnership	Ohio
Sunninghill Fort Worth Associates	Texas
Syntek Asset Management, L.P.	Delaware

*	Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), is also an indirect subsidiary of the Registrant through the ownership of approximately 82.2% of the outstanding common stock of TCI by EQK Holdings, Inc. (66.8%), and Transcontinental Realty Acquisition Corporation (15.4%). A list of all subsidiaries and partnership interests of TCI is filed as Exhibit 21.0 to TCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “TCI Form 10-K”) which was filed with the Commission on March 31, 2006, which Exhibit 21.0 is incorporated by reference herein.
**	ARI owns 31.3%, TCI owns 48.8%, and IORI owns 19.9%.